United States Brent Oil Fund, LP	Exhibit 99.1
Monthly Account Statement
For the Month Ended May 31, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(6,283,670)
Unrealized Gain (Loss) on Market Value of Futures	(1,429,300)
Dividend Income	1,088
Interest Income	226
ETF Transaction Fees	1,050
Total Income (Loss)	$(7,710,606)

Expenses
General Partner Management Fees	$30,097
Brokerage Commissions	3,636
Non-interested Directors' Fees and Expenses	443
Prepaid Insurance Expense	424
Other Expenses	9,898
Total Expenses	44,498
Expense Waiver	(3,879)
Net Expenses	$40,619
Net Income (Loss)	$(7,751,225)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/12	$54,765,780
Additions (150,000 Units)	11,335,799
Redemptions (150,000 Units)	(11,571,606)
Net Income (Loss)	(7,751,225)

Net Asset Value End of Month	$46,778,748
Net Asset Value Per Unit (650,000 Units)	$71.97

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2012 is accurate and complete.

/s/ Howard Mah
Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1320 Harbor Bay Parkway

Suite 145

Alameda, CA 94502